Exhibit 4.01

0000
Certificate Number

DAYBREAK OIL AND GAS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

* 0,000,000 *
Shares

Par Value $0.001
Common Stock

CUSIP No.
239559107

This Certifies That

* SPECIMEN *
* SPECIMEN *
* SPECIMEN *
* SPECIMEN *

IS THE OWNER OF * ZERO *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

DAYBREAK OIL AND GAS, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated: MONTH DD, YYYY

JAMES F. WESTMORELAND
President & CEO

Countersigned and Registered By:
ClearTrust, LLC

Karol L Adams
KAROL L. ADAMS
Secretary

DAYBREAK OIL AND GAS, INC.
Corporate Seal
WASHINGTON

Transfer Agent Authorized Signature
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